Exhibit 11.1


                               POPE & TALBOT, INC.
                    STATEMENT SHOWING CALCULATION OF AVERAGE
                     COMMON SHARES OUTSTANDING AND EARNINGS
                            PER AVERAGE COMMON SHARE

                                                        Three months ended                 Six months ended
                                                              June 30,                         June 30,
                                                  ------------------------------    ------------------------------
                                                       2000             1999             2000             1999
                                                       ----             ----             ----             ----
Weighted average number of common
     shares outstanding                             14,621,240       13,481,441       14,578,647       13,481,441

Application of the "treasury stock"
     method to the stock option plan                   318,874           36,823          259,171           20,437
                                                  -------------    -------------    -------------    -------------

Total common and common equivalent
     shares, assuming dilution                      14,940,114       13,518,264       14,837,818       13,501,878
                                                  =============    =============    =============    =============

Net income                                         $ 9,823,000      $ 2,921,000      $19,216,000      $   645,000
                                                  =============    =============    =============    =============

Diluted net income per common share                $       .66      $       .22      $      1.30      $       .05
                                                  =============    =============    =============    =============

The computation of basic net income per common share is not included because the computation can be clearly determined from the material contained in this report.


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